Exhibit 99.1

N E W S R E L E A S E

For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Provides 2014 Unaudited Statutory Results for Phoenix Life Insurance Company and Phoenix 4Q14 and 2014 Estimated Operating Metrics

●	Statutory surplus and asset valuation reserve of $752.2 million, up $17.0 million from 2013

●	Statutory net gain from operations of $116.2 million and net income of $132.5 million for 2014

●	Holding company capital year-over-year decline to $78.3 million at Dec. 31, 2014

●	Strong 2014 annuity deposits, mortality, policy persistency and Saybrus revenues

Hartford, Conn., Feb. 27, 2015 – The Phoenix Companies, Inc. (NYSE:PNX) today provided full year 2014 unaudited statutory results for its principal operating subsidiary, Phoenix Life Insurance Company (“PLIC”), and Phoenix estimated operating metrics for the fourth quarter and full year 2014.

“PLIC’s statutory results improved in 2014, including both earnings and capital,” said James D. Wehr, president and chief executive officer. “Phoenix’s key operating metrics for the year also were solid, with 13% annual growth in annuity deposits and strong net annuity flows, favorable mortality, very low life surrender rates and a positive trajectory for new life sales. In addition, Saybrus had 40% annual growth in revenues and increased EBITDA.”

Mr. Wehr added, “Holding company capital declined substantially year-over-year, due primarily to expenses related to restatement and SEC reporting catch-up work performed during 2014.”

FULL YEAR 2014 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

PLIC today filed its unaudited statutory financial statements for the year ended Dec. 31, 2014 with the New York State Department of Financial Services. The following are highlights from that filing:

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PLIC reported a statutory net gain from operations of $116.2 million and statutory net income of $132.5 million for the year ended Dec. 31, 2014, compared with statutory net gain from operations of $79.8 million and a statutory net loss of $21.0 million for the year ended Dec. 31, 2013.

●	PLIC reported statutory net investment income of $639.1 million for the year ended Dec. 31, 2014, compared with $648.4 million for the year ended Dec. 31, 2013.

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In the fourth quarter of 2014, PLIC’s subsidiary, PHL Variable Insurance Company (“PHL Variable”), strengthened reserves by $51.0 million on a net basis, including consideration of results from its asset adequacy analysis.

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PLIC’s statutory surplus and asset valuation reserve was $752.2 million at Dec. 31, 2014 and $735.2 million at Dec. 31, 2013. The $17.0 million increase reflects earnings, partially offset by PHL Variable’s reserve strengthening and $56.0 million in dividends PLIC paid to the parent holding company during 2014.

●	PLIC’s risk-based capital ratio was 334% at Dec. 31, 2014, compared with 337% at Dec. 31, 2013.

FOURTH QUARTER AND FULL YEAR 2014 ESTIMATED OPERATING METRICS FOR THE PHOENIX COMPANIES, INC.

QUARTERLY ESTIMATED OPERATING METRICS

($ in millions, unless noted otherwise)	As of or for the Qtr Ended Dec. 31, 2014	As of or for the Qtr Ended Sept. 30, 2014	As of or for the Qtr Ended Dec. 31, 2013
Annuity deposits	$177.8	$221.7	$168.7
Net annuity flows (deposits less surrenders)	$19.6	$64.6	$9.3
Annuity funds under management ($ in billions)	$5.7	$5.6	$5.5
Life insurance annualized premium	$2.5	$1.1	$0.5
Gross life insurance in force ($ in billions)	$97.7	$99.2	$104.2
Total individual life surrenders (annualized)	4.7%	3.8%	4.8%
Total closed block life surrenders (annualized)	4.3%	3.7%	4.3%
Total annuity surrenders (annualized)	11.2%	11.2%	11.7%
Holding company cash and non-affiliated Securities	$78.3	$152.0	$181.5
Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)	$1.6	$2.4	$1.9
Saybrus Partners revenue	$10.3	$10.3	$8.4

●	Fourth quarter 2014 mortality was unfavorable compared with expectations, driven by open block results that were partially offset by favorable results in the closed block.

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ANNUAL ESTIMATED OPERATING METRICS

($ in millions, unless noted otherwise)	As of or for the Year Ended Dec. 31, 2014	As of or for the Year Ended Dec. 31, 2013
Annuity deposits	$770.9	$682.9
Net annuity flows (deposits less surrenders)	$112.5	$85.1
Annuity funds under management ($ in billions)	$5.7	$5.5
Life insurance annualized premium	$4.8	$2.4
Gross life insurance in force ($ in billions)	$97.7	$104.2
Total individual life surrenders	4.3%	4.6%
Total closed block life surrenders	4.1%	4.2%
Total annuity surrenders	11.8%	11.3%
Holding company cash and non-affiliated Securities	$78.3	$181.5
Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)	$6.3	$3.5
Saybrus Partners revenue	$37.5	$26.8

●	Full year 2014 mortality was favorable compared with expectations. Open block experience was in line with expectations and closed block experience was favorable.

HOLDING COMPANY

The year-over-year decrease in holding company cash and non-affiliated securities was driven primarily by $100.2 million in expenses relating to restatement and SEC reporting catch up work, $32.6 million in net tax settlements to the life companies and a $15.0 million capital contribution to benefit PHL Variable. The decrease was partially offset by $56.0 million in dividends received from PLIC during 2014. PLIC’s dividend capacity for 2015 is $59.9 million.

SECURITIES AND EXCHANGE COMMISSION (“SEC”) FILINGS

As previously reported, The Phoenix Companies, Inc. intends to file its Annual Report on Form 10-K for the year ended December 31, 2014 with the SEC by March 31, 2015, within the extension period provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended. This report will include restated financial statements for the quarter and year ended December 31, 2013 and the quarter ended June 30, 2014 due to the identification of errors determined to be material. In addition, as required, the company will revise other periods that are not expected to contain material errors.

As also previously reported, the errors corrected by the restatement are not expected to have a material impact on the statutory financial statements of the company’s insurance company subsidiaries that are filed with the state insurance regulators or the subsidiaries’ risk-based capital computations for any of the periods noted.

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The Phoenix Companies, Inc. noted that statutory results of its insurance company subsidiaries are not indicative of, and are not a replacement for, the consolidated GAAP results that it is required to file with the SEC. Because of the differences between statutory and GAAP accounting principles, variances between the statutory financial results of its insurance company subsidiaries and their or The Phoenix Companies, Inc.’s GAAP financial information are likely to be material.

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. PHL Variable Insurance Company has its statutory home office in Hartford, Connecticut, and files annual and other periodic reports under the Securities Exchange Act of 1934. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatements and the failure by Phoenix and its wholly owned subsidiary, PHL Variable Insurance Company, to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and Phoenix’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to resume a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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